Exhibit 3.2

THE COMPANIES LAW (2018 REVISION) (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

(adopted by a Special Resolution dated [Date] 2018 upon the continuation of Studio City International Holdings Limited from the British Virgin Islands to the Cayman Islands)

TABLE OF CONTENTS

TABLE A	3
INTERPRETATION	3
PRELIMINARY	9
ISSUE OF SHARES	10
CLASS A ORDINARY SHARES	10
CLASS B ORDINARY SHARES	11
REGISTER OF MEMBERS AND SHARE CERTIFICATES	12
TRANSFER OF SHARES	12
REDEMPTION AND PURCHASE OF OWN SHARES	13
VARIATIONS OF RIGHTS ATTACHING TO SHARES	14
COMMISSION ON SALE OF SHARES	14
FRACTIONAL SHARES	14
LIEN	15
CALLS ON SHARES	15
FORFEITURE OF SHARES	16
REGISTRATION OF EMPOWERING INSTRUMENTS	17
TRANSMISSION OF SHARES	17
ALTERATION OF CAPITAL	17
TREASURY SHARES	18
FIXING RECORD DATE	18
GENERAL MEETINGS	18
NOTICE OF GENERAL MEETINGS	19
PROCEEDINGS AT GENERAL MEETINGS	21
VOTES OF MEMBERS	22
CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	23
WRITTEN RESOLUTIONS OF MEMBERS	23
APPOINTMENT OF DIRECTORS	24
DIRECTORS	25
OBSERVER	26
ALTERNATE DIRECTOR	26
DIRECTORS’ FEES AND EXPENSES	26
POWERS AND DUTIES OF DIRECTORS	27
BORROWING POWERS OF DIRECTORS	28
THE SEAL	28
DISQUALIFICATION OF DIRECTORS	29
REGISTER OF DIRECTORS AND OFFICERS	29
PROCEEDINGS OF DIRECTORS	30
PRESUMPTION OF ASSENT	31
DIVIDENDS, DISTRIBUTIONS AND RESERVE	31
BOOK OF ACCOUNTS	32
ANNUAL RETURNS AND FILINGS	33
AUDIT	33
OFFICERS AND AGENTS	33
CONFLICT OF INTERESTS	34
CAPITALISATION OF RESERVES	34
SHARE PREMIUM ACCOUNT	35
NOTICES	35
INFORMATION	36
INDEMNITY	36
NON-RECOGNITION OF TRUSTS	37
FINANCIAL YEAR	37
WINDING UP	37
AMENDMENT OF ARTICLES OF ASSOCIATION	38
UNSUITABLE PERSONS AND SALE OR COMPULSORY REDEMPTION	38

i

REGISTRATION BY WAY OF CONTINUATION	39
MERGERS AND CONSOLIDATION	39
DISCLOSURE	39
SUPREMACY OF INITIAL SHAREHOLDERS AGREEMENT	39
CORPORATE OPPORTUNITY	39

ii

THE COMPANIES LAW (2018 REVISION) (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

(adopted by a Special Resolution dated [Date] 2018 upon the continuation of Studio City International Holdings Limited from the British Virgin Islands to the Cayman Islands)

1.	The name of the company is Studio City International Holdings Limited (the “Company”).

2.

The registered office of the Company will be situated at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The Company was first incorporated on 2 August 2000 under the name of CYBER ONE AGENTS LIMITED in the British Virgin Islands. The Company registered by way of continuation as an exempted company limited by shares under the Companies Law (2018 Revision) (as amended) of the Cayman Islands (the “Law”) on [●] 2018.

4.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Law.

5.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Law.

6.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of the members of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

8.

The authorised share capital of the Company is US$200,000 divided into 2,000,000,000 shares comprising of (i) 1,927,488,240 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 72,511,760 Class B Ordinary Shares of a par value of US$0.0001 each; provided always that subject to the provisions of the Law and the Articles, the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9.	The Company may exercise the power contained in Section 206 of the Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

THE COMPANIES LAW (2018 REVISION) (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

(adopted by a Special Resolution dated [Date] 2018 upon the continuation of the Company from the British Virgin Islands to the Cayman Islands)

TABLE A

The Regulations contained or incorporated in Table “A” in the First Schedule of the Law shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company:

INTERPRETATION

1.	In these Articles, the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“ADS” means an American Depositary Share, each representing [●] Class A Ordinary Shares;

“Affiliate” means a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. For the purpose of the definition of Affiliate, “control”, “controlled by” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting shares, by agreement, contract or otherwise;

“Affiliated Companies” means those partnerships, corporations, limited liability companies, trusts or other entities that are Affiliates of the Company, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws;

“Applicable Law” means any law or legal or regulatory compliance requirement, including at common law, in equity, under any statute, regulation or by-law and any decision, directive, guidance, guideline or requirement of any Governmental Agency or the relevant stock exchange;

“Articles” means these articles of association of the Company as amended or substituted from time to time;

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine;

“capital” means the share capital from time to time of the Company;

“Class A Ordinary Shares” means the Class A Ordinary Shares of a par value of US$0.0001 per share in the capital of the Company, having the rights provided for in these Articles;

“Class B Ordinary Shares” means Class B Ordinary Shares of a par value of US$0.0001 per share in the capital of the Company, having the rights provided for in these Articles;

“clear days” means in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“clearing house” means a clearing house or central depository recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction;

“Commission” means Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Company” means Studio City International Holdings Limited, a Cayman Islands exempted company;

“Company Subsidiary” means any company which is or becomes a Subsidiary of the Company from time to time;

“Company’s Website” means the website of the Company;

“Directors” and “Board of Directors” and “Board” means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic” shall have the meaning given to it in the Electronic Transactions Law (2003 Revision) of the Cayman Islands;

“electronic communication” means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Equity Securities” means, with respect to any Person, equity securities or any securities convertible into or exchangeable or exercisable for any equity securities of such Person;

“Gaming Activities” mean the conduct of gaming and gambling activities by the Company or its Affiliated Companies, or the use of gaming devices, equipment and supplies in the operation of a casino or other enterprise by the Company or its Affiliated Companies;

“Gaming Authority” means any regulatory and licensing body or agency with authority over gaming including, but not limited to, the conduct of Gaming Activities, to whose jurisdiction the Company, its Subsidiaries or Affiliates are subject;

“Gaming Jurisdiction” means all jurisdictions, including their political subdivisions, in which Gaming Activities are lawfully conducted;

“Gaming Laws” means all laws, statutes, ordinances and regulations pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming Activities within any Gaming Jurisdiction, and all orders, decrees, rules and regulations promulgated by such Gaming Authority thereunder;

“Gaming License” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions, subconcessions, entitlements or other authorizations issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities;

“Governmental Agency” means:

(a)	a government, whether foreign, federal, state, territorial or local;

(b)	a department, office, or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental or semi-governmental, judicial, administrative, monetary, regulatory, fiscal or tax authority, whether statutory or not;

“Group” means the Company and the Company Subsidiaries from time to time and the expression Group Company means any one of them;

“Independent Director” means a Director who is an independent director as defined in the NYSE Rules as amended from time to time;

“Initial Shareholders Agreement” means the Shareholders Agreement dated July 27, 2011, as subsequently amended on September 25, 2012, May 17, 2013, June 3, 2014 and July 21, 2014, between MCE Cotai Investments Limited, an exempted company incorporated in the Cayman Islands, New Cotai, Melco Resorts & Entertainment Limited (formerly known as Melco Crown Entertainment Limited), an exempted company incorporated in the Cayman Islands, and the Company (formerly known as CYBER ONE AGENTS LIMITED). For the avoidance of doubt, the Initial Shareholders Agreement shall not include any other amendments, restatements or amended and restated agreement thereto;

“Law” means the Companies Law (2018 Revision) of the Cayman Islands;

“Melco Members” means, collectively, Melco Resorts & Entertainment Limited (formerly known as Melco Crown Entertainment Limited), an exempted company incorporated in the Cayman Islands, and all Members who are Affiliates of Melco Resorts & Entertainment Limited;

“Melco Original Share Amount” means the number of Securities held by the Melco Members immediately following completion of an initial underwritten public offering of the Company’s Equity Securities, or American depositary shares representing the Company’s Equity Securities, as adjusted for any split, subdivision, reverse split, consolidation, dividend or distribution in respect of Securities, including any Adjustment Event (as defined in the Participation Agreement).

“Member” means a person who is registered as the holder of shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and restated from time to time;

“Memorandum and Articles of Association” means collectively the Memorandum of Association and the Articles;

“month” means a calendar month;

“NYSE” means the New York Stock Exchange in the United States;

“NYSE Rules” means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any shares or ADSs on NYSE, including without limitation, the NYSE Rules;

“Newco” means MSC Cotai Limited, a business company limited by shares incorporated in the British Virgin Islands;

“New Cotai” means New Cotai, LLC, a limited liability company formed in Delaware, United States of America;

“New Cotai Original Share Amount” means the number of Securities held by New Cotai immediately following the completion of an initial underwritten public offering of the Company’s Equity Securities, or American depositary shares representing the Company’s Equity Securities, as adjusted for any split, subdivision, reverse split, consolidation, dividend or distribution in respect of such Securities, including any Adjustment Event (as defined in the Participation Agreement).

“Observer” means an observer appointed to the Board in accordance with Article 100;

“Office” means the registered office of the Company as required by the Law;

“Officer” means the officers of the Company for the time appointed pursuant to Article 163 and Article 164;

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Own”, “Ownership” or “Control” mean ownership of record, beneficial ownership or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of shares, by agreement, contract, agency or other manner;

“paid up” means paid up as to the par value in respect of the issue of any shares and includes credited as paid up;

“Participation Agreement” means the participation agreement dated [●] between New Cotai, LLC, Newco and the Company, as the same may be amended from time to time;

“Participation Interest” means the participation interest right in Newco provided by the Participation Agreement;

“Person” or “person” means an individual, partnership, corporation, limited liability company, trust or any other entity;

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Law and these Articles, means the Register maintained by the Company pursuant to the Law and these Articles that is not designated by the Directors as a Branch Register;

“Redemption Date” means the date, as reasonably determined by the Company, on which the relevant Gaming Authority requires that the shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person be redeemed by the Company;

“Redemption Notice” means that notice of redemption given by the Company to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to Article 187. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of shares to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates, if any, for such shares shall be surrendered against payment of the Redemption Price, and (v) any other requirements for the valid surrender of the certificates;

“Redemption Price” means the price to be paid by the Company for the shares to be redeemed pursuant to Article 187, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of Unsuitability, or if such Gaming Authority does not require a certain price to be paid, that amount determined by the Board of Directors to be the fair value of the shares to be redeemed; provided, however, that the price per share represented by the Redemption Price shall in no event be less than (i) the VWAP per Class A Ordinary Share over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the date of the Redemption Notice or (ii) if the VWAP is not available, then the market value per share of Class A Ordinary Shares as determined in good faith and in the reasonable discretion of the Board of Directors. The Redemption Price shall be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the Board of Directors otherwise determines. Any promissory note shall contain such terms and conditions permitted by the applicable Gaming Authority as the Board of Directors reasonably determines to be necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Company or any Affiliate of the Company or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Company or any Affiliate of the Company. Subject to the foregoing, the promissory note shall have a term of not more than ten years, bear interest at a rate to be reasonably determined by the Board of Directors and amortize in equal monthly or quarterly installments, and shall contain such other terms and conditions as the Board of Directors reasonably determines to be necessary or advisable.

“Register” means the register of Members of the Company wherein holders of the shares are registered as required to be kept pursuant to the Law and includes any Branch Register(s) established by the Company in accordance with the Law;

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof;

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Security” means a fully paid share in the capital of the Company carrying the rights and obligations set out in this document, which shall include Class A Ordinary Shares and Class B Ordinary Shares.

“share” means a share in the capital of the Company of any or all classes including Class A Ordinary Shares and Class B Ordinary Shares unless otherwise provided in these Articles;

“signed” means a signature or representation of a signature affixed by mechanical means;

“Special Resolution” means a special resolution passed in accordance with the Law, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their respective duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

“Subsidiary” means, with respect to any Person:

(a)

any corporation, association or other business entity of which (i) more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity that is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof), or (ii) the composition of its board of directors is directly or indirectly controlled by such Person; and

(b)

any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity;

“Trading Day” means a day on which the Class A Ordinary Shares: (a) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and (b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Class A Ordinary Shares;

“Treasury Shares” means shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled;

“Unsuitable Person” means a Person who (i) is determined by a Gaming Authority to be Unsuitable to Own or Control any shares in the Company, whether directly or indirectly, or (ii) causes the Company or any Affiliated Company to lose or to be threatened by a Gaming Authority with the loss of any Gaming License, or (iii) is determined, in good faith by the Board of Directors, to be likely to jeopardize the Company’s or any Affiliated Company’s application for, receipt of approval for, right to the use of, or entitlement to, any Gaming License, and “Unsuitability” and “Unsuitable” shall be construed accordingly.

“VWAP” means volume-weighted average trading price of an ADS based on quotations as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such ADSs are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such ADSs are listed or admitted to trading, in each case, divided by the number of Class A Ordinary Shares that one ADS represents; and

“year” means a calendar year.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and vice versa;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(e)

expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable law, rules and regulations;

(f)

references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(g)	reference to “US$” is a reference to dollars of the United States of America;

(h)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(i)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(j)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(k)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile or photograph or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the last two preceding Articles, any words defined in the Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

5.

The expenses incurred in the formation of the Company shall be paid by the Company or any Subsidiary. If paid by the Company, such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

6.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Law and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Law, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Law.

ISSUE OF SHARES

7.

Subject to these Articles, the Law, any direction that may be given by the Company in general meeting and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, all shares for the time being unissued shall be under the control of the Directors who may:

(a)

designate, re-designate, offer, issue, allot and dispose of the same to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine but so that no shares shall be issued at a discount; and

(b)

grant options with respect to such shares and issue warrants, convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as they may from time to time determine;

and, for such purposes, the Directors may reserve an appropriate number of shares for the time being unissued, PROVIDED THAT, notwithstanding anything set forth in these Articles to the contrary, no Class B Ordinary Shares in addition to the Class B Ordinary Shares in issue as of the date of adoption of these Articles may be issued except as required pursuant to Articles 11(e) or 12(e).

8.	No share shall be issued to bearer.

9.

The Board of Directors of the Company is authorized, subject to any limitations prescribed by Law and Article 11(e), to classify or reclassify any unissued shares (including any unissued Class A Ordinary Shares and Class B Ordinary Shares) into one or more classes or series of shares, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon as set forth in a resolution adopted by the Board of Directors.

10.

Subject to the provisions of the Law, the Memorandum and Articles of Association, and to any special rights conferred on the holders of any shares or class of shares, any share in the Company may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Company may by Ordinary Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board of Directors may determine.

CLASS A ORDINARY SHARES

11.	The preferences, limitations, voting powers and relative rights of the Class A Ordinary Shares are as follows:

(a)

Voting Rights. The Class A Ordinary Shares shall carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company. Each Class A Ordinary Share shall entitle the registered holder thereof to one (1) vote for each Class A Ordinary Share held on all matters subject to a vote by poll at general meetings of the Company.

(b)	Dividend Rights. Class A Ordinary Shares shall be entitled to share in any dividends and other distributions paid or distributed by the Company.

(c)

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts of the Company, the holders of all outstanding Class A Ordinary Shares shall be entitled to share in the remaining assets of the Company legally available for distribution.

(d)	Equal Status. Each Class A Ordinary Share shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

(e)

Share Adjustment. In no event should any share dividend, share split, reverse share split, combination of shares, sub-division, reclassification or recapitalization be declared or made in respect of the Class A Ordinary Shares (each, a “Share Adjustment”) unless a corresponding Share Adjustment is made to the Class B Ordinary Shares in the same proportion and the same manner (to the extent such Share Adjustment is not already required pursuant to Article 12(e)). Share dividends with respect to each class of shares of the Company may only be made with the shares of the same class as such class of shares of the Company.

CLASS B ORDINARY SHARES

12.	The preferences, limitations, voting powers and relative rights of the Class B Ordinary Shares are as follows:

(a)	Voting Rights.

i.	The Class B Ordinary Shares shall carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company.

ii.

Except as otherwise provided in these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote of the Members. Each Class B Ordinary Share shall entitle the registered holder thereof to one (1) vote for each Class B Ordinary Share held on all matters subject to vote by poll at general meetings of the Company.

(b)

No Dividend Rights. Holders of the Class B Ordinary Shares do not have any right to any dividends paid or distributed by the Company or to otherwise share in the profits or surplus assets of the Company.

(c)

No Distribution upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Class B Ordinary Shares shall not be entitled to receive any assets of the Company.

(d)	Transfer of Class B Ordinary Shares.

i.	No Class B Ordinary Share may be transferred except in connection with the transfer of Participation Interest in accordance with the terms of the Participation Agreement.

ii.	Any purported transfer of Class B Ordinary Shares in violation of this Article 12(d) shall be null and void.

iii.	Transfers of Class B Ordinary Shares that comply with the terms of Section 7.1 of the Participation Agreement shall occur automatically as provided in the Participation Agreement.

(e)

Share Adjustment. In the event that the Participation Agreement requires an adjustment to the number of issued and outstanding Class B Ordinary Shares in connection with a Class B Adjustment (as defined in the Participation Agreement), the following shall apply:

i

where the Class B Adjustment requires, pursuant to the Participation Agreement, an increase in the number of issued and outstanding Class B Ordinary Shares, the Company shall on the date of the Class B Adjustment issue to the relevant Participant(s) such number of Class B Ordinary Shares as is required pursuant to the Class B Adjustment at their par value, credited as fully paid, and the Company’s registered office service provider shall update the Register on that date to reflect such issuance; and

ii.

where the Class B Adjustment requires, pursuant to the Participation Agreement, a decrease in the number of issued and outstanding Class B Ordinary Shares, each relevant Participant shall on the date of the Class B Adjustment be deemed to have surrendered to the Company for cancellation, for no consideration, such number of Class B Ordinary Shares as is required pursuant to the Class B Adjustment and the Company’s registered office service provider shall update the Register on that date to reflect such surrender and cancellation.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

13.

The Company shall maintain a Register of its Members and every person whose name is entered as a member in the Register shall, without payment, be entitled to a certificate (except in the case of Class B Ordinary Shares) within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member’s registered address as appearing in the register. No share certificates shall be issued in respect of the Class B Ordinary Shares.

14.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

15.

Any two or more certificates representing shares of any one class held by any Member may at the Member’s request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

16.

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

17.	In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER OF SHARES

18.

The instrument of transfer of any share shall be in writing and in such usual or common form or such other form as the Directors may in their discretion approve and be executed by or on behalf of the transferor and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register in respect thereof.

19.

All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

20.	The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or on which the Company has a lien.

21.	The Board shall, pursuant to Article 12(d), refuse to register any purported transfer of Class B Ordinary Shares made otherwise than in compliance with the Participation Agreement.

22.	Subject to Article 21, the Board may also decline to register any transfer of any shares unless (as is applicable), subject to Article 13:

(a)

the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped (in circumstances where stamping is required); and

(d)	in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four.

23.

If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

REDEMPTION AND PURCHASE OF OWN SHARES

24.	Subject to the provisions of the applicable law and these Articles, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine; and

(c)	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Notwithstanding the foregoing and subject to Article 187 and the terms of the Participation Agreement, the Company shall not purchase or redeem any Class B Ordinary Shares.

25.

Upon exchange of all or part of a holder’s Participation Interest (as defined in the Participation Agreement), all Class B Ordinary Shares that correspond to the Exchanged Participation Interest (as defined in the Participation Agreement) shall be deemed surrendered and automatically cancelled (without any further action being required on the part of the holder of such Class B Ordinary Shares) and the Register shall be updated to reflect such surrender and cancellation and to record that the holder is no longer the holder of such Class B Ordinary Shares.

26.

Any share in respect of which any notice of redemption (including for the avoidance of doubt a Redemption Notice) has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption (or Redemption Date).

27.	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

28.

The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment in any form of consideration.

VARIATIONS OF RIGHTS ATTACHING TO SHARES

29.

If at any time the share capital is divided into different classes of shares, the rights, powers and preferences attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to these Articles, be varied or abrogated by the Company with the written consent of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by at least a majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class, provided that the Company may, without any consent or sanction of the holders of a majority of the issued shares of that class, make any adjustments, cancellations or updates required under Article 11(e) or Article 12(e). Without limiting the foregoing and to the extent that the Participation Agreement is in effect, any amendment to:

(a)

the second sentence of Article 12(a)ii, Article 12(e) or to the Memorandum or these Articles (other than any action in connection with any adjustment or other matter required under Article 11(e) or Article 12(e)) that would increase or decrease the aggregate number of authorised Class A Ordinary Shares or increase or decrease the par value of the Class A Ordinary Shares, or alter or change the powers, preferences, or special rights of the Class A Ordinary Shares shall require the approval of the holders of a majority of the issued Class A Ordinary Shares; and

(b)

the second sentence of Article 11(a) or to the Memorandum or these Articles (other than any action in connection with any adjustment or other matter required under Article 11(e) or Article 12(e)) that would increase or decrease the aggregate number of authorised Class B Ordinary Shares or increase or decrease the par value of the Class B Ordinary Shares, or alter or change the powers, preferences, or special rights of the Class B Ordinary Shares (including as set out in Article 7 and Article 12) shall require the approval of the holders of a majority of the issued Class B Ordinary Shares.

30.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

31.

Subject to Article 29, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith or the redemption or purchase of shares of any class by the Company.

COMMISSION ON SALE OF SHARES

32.

The Company may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

FRACTIONAL SHARES

33.

The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares.

LIEN

34.

The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all distributions payable thereon. The Board of Directors may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

35.

The Company may sell, in such manner as the Directors in their absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 clear days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

36.

For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

37.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

38.

Subject to these Articles and to the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value for the shares or by way of premium), and each Member shall (subject to receiving at least 14 clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares. A call may be extended, postponed or revoked in whole or in part as the Board of Directors determines but no Member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

39.

A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

40.

If a sum called in respect of a share is not paid on or before the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per cent. per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

41.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

42.	The Directors may make arrangements on the issue of partly paid shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

43.

The Directors may, if they think fit, receive from any Member willing to advance the same either in money or money’s worth all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent. per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. The Board of Directors may at any time repay the amount so advanced upon giving to such Member not less than one month’s notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

44.

If a Member fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

45.

The notice shall name a further day (not earlier than the expiration of 14 clear days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited shares and not actually paid before the date of forfeiture.

46.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

47.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

48.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the shares forfeited.

49.

A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the share.

50.

The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

51.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

52.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

53.

The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

54.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

55.

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of such share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF CAPITAL

56.	Subject to Article 29, the Company may from time to time by Ordinary Resolution:

(a)	increase its share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	subject to Article 11(e) and Article 12(e), consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)	convert all or any of its paid up shares into shares and reconvert that shares into paid up shares of any denomination;

(d)

subject to Article 11(e) and Article 12(e), sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; or

(e)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

PROVIDED THAT to the extent that the Participation Agreement is in effect, any action by the Company (other than any action, adjustment or other matter required under Article 11(e) or Article 12(e)) that would have the effect of increasing or decreasing the aggregate number of Class B Ordinary Shares in the Company’s authorised share capital or any subdivision, consolidation or other action by the Company that would have the effect of increasing or decreasing the nominal or par value of the Class B Ordinary Shares (including any amendment to the Memorandum or these Articles to reflect any such action) shall require the approval of the holders of a majority of the issued Class B Ordinary Shares.

57.	Subject to the terms of the Participation Agreement, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

58.	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise.

TREASURY SHARES

59.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Law. In the event that the Directors do not specify that the relevant shares are to be held as Treasury Shares, such shares shall be cancelled.

60.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

FIXING RECORD DATE

61.

The Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

62.

If no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

63.	(a)

The Company shall in each year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors or, in the event the Directors have failed to call an annual general meeting on or before 31 December in any calendar year, and only to that extent, pursuant to Article 64.

(b)	At these meetings the report of the Directors (if any) shall be presented.

64.	(a)

The Directors may call general meetings, and they shall on a Members requisition carried out in accordance with Article 63(a) or this Article 64 forthwith proceed to convene a general meeting of the Company.

(b)

A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than 20 per cent of such of the paid-up voting share capital of the Company as at that date of the deposit carries the right of voting at general meetings of the Company.

(c)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d)

If the Directors do not within twenty one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty one (21) days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said twenty one (21) days unless it is an annual general meeting.

(e)

A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors and where such general meeting:

i.

is, in the event of a failure by the Company to hold an annual general meeting as required by Article 63(a), the annual general meeting of the Company under Article 63(a), the Company shall pay the reasonable expenses of the requisitionists in doing so on demand; and

ii.	is any other general meeting of the Company, the requisitionists shall pay their own expenses in doing so.

65.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

NOTICE OF GENERAL MEETINGS

66.

At least seven clear days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company.

67.	Notice of every general meeting shall be given in any manner authorised by these Articles to:

(a)	every person shown as a Member in the Register as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient as stated in Article 68; and

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

68.	The following applies where shares are jointly owned:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a general meeting and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

69.	Notwithstanding that a meeting of the Company is called by shorter notice than that referred to in Article 66, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting by all the Members of the Company entitled to attend and vote thereat or their proxies; and

(b)

in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 90 per cent. in nominal value of the shares giving that right.

70.

The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

71.	A Member may be represented at a general meeting by a proxy who may speak and vote on behalf of the Member.

72.

The instrument appointing a proxy shall be produced at the place designated for the meeting not less than 48 hours before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

73.

The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

I/We being a Member of the above Company HEREBY APPOINT                          of                      or failing him                      of                      to be my/our proxy to vote for me/us at the meeting of Members to be held on the          day of             , 20     and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this              day of             , 20

Member

PROCEEDINGS AT GENERAL MEETINGS

74.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

75.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum shall be one or more persons holding or representing at least not less than 50.0 per cent of the issued shares entitled to vote and present in person or by proxy.

76.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

77.	The Chairman (as defined in Article 106(5)) of the Board of Directors shall preside as chairman at every general meeting of the Company.

78.

If the Directors wish to make such a facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

79.

If there is no such Chairman, or if at any general meeting the Chairman is not present within half an hour after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and entitled to vote shall choose one of their number to be chairman of that meeting.

80.

The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more, at least 7 clear days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

81.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason, upon notice in writing to Members. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

82.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the Board or one or more Members present in person or by proxy entitled to vote and who together hold not less than 20 per cent of the paid-up voting share capital of the Company, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

83.

If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

84.

All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Law. In the case of an equality of votes, the chairman of such meeting shall not be entitled to a second or casting vote in addition to any other vote he may have.

85.

A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

86.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy at a general meeting of the Company shall have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share registered in his name, or the name of the person represented by proxy, in the Register.

87.

Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share, as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting, the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

88. (1)

A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board of Directors may require of the authority of the person claiming to vote shall have been deposited at the Office or head office (or such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith), not less than 48 hours before the time appointed for holding the meeting, or adjourned meeting, as the case may be.

(2)

Any person entitled under Article 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of Directors of his entitlement to such shares, or the Board of Directors shall have previously admitted his right to vote at such meeting in respect thereof.

89.	On a poll, votes may be given either personally or by proxy.

90.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy need not be a Member of the Company.

91.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting at least 48 hours before the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

92.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

93.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

94.

(1) Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members or of the Board of Directors or of a committee of Directors. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member or Director and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

(2)

If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house (or its nominee(s)).

(3)	Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

WRITTEN RESOLUTIONS OF MEMBERS

95.

A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Articles, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a Special Resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

APPOINTMENT OF DIRECTORS

96.

Subject to Article 97, the Melco Members may appoint, from time to time, by written notice to the Company, one Director so long as they hold in aggregate a number of Securities equal to at least 33% but less than 66% of the Melco Original Share Amount, two Directors for so long as they hold in aggregate a number of Securities equal to at least 66% but less than 99% of the Melco Original Share Amount, and three Directors for so long as they hold in aggregate a number of Securities equal to at least 99% of the Melco Original Share Amount, including to fill vacancies created by removals under Article 98 or vacancies created under Article 129 of Directors appointed by the Melco Members.

97.	Despite Article 96, the Melco Members may, from time to time, by written notice to the Company, appoint up to three Directors for so long as they hold in aggregate:

(1)	a number of Securities equal to more than 66 per cent of the Melco Original Share Amount; and

(2)

more Securities in issue than any other Member and its Affiliates to whom Securities have been issued or transferred in accordance with the restrictions applicable thereto, in the aggregate, provided that for the purposes of this Article 97(2), the depositary bank for the ADSs shall be deemed not to be a Member;

including to fill vacancies created by removals under Article 98, or vacancies created under Article 129 of Directors appointed by the Melco Members.

98.	Subject to Article 99, the Melco Members may remove any Director appointed by them under Article 96 or Article 97 (as applicable) by notice to the Company.

99.	Any notice under Articles 96, 97 or 98 shall be signed by the Member holding a majority of the Securities in issue held by all of the Melco Members as at the date of the notice.

100.	New Cotai may, for so long as it holds in aggregate, a number of Securities equal to:

(1)	50 per cent or more of the New Cotai Original Share Amount, appoint two Directors; and

(2)

25 per cent or more, but less than 50 per cent of the New Cotai Original Share Amount, (y) appoint one Director, including in each case to fill vacancies created by removals under Article 102 or vacancies created under Article 129 of Directors appointed by New Cotai, in each case by written notice to the Company; and (z) to the extent not prohibited by Applicable Laws or the listing or exchange rules of any stock exchange on which the Securities are listed, appoint one Observer to the Board, including to fill vacancies created by removals under Article 102 or death or resignation of an Observer, in each case by written notice to the Company; PROVIDED THAT upon New Cotai holding a number of Securities equal to less than 25 per cent of the New Cotai Original Share Amount, any Observer appointed by it shall automatically be deemed removed without the need for any removal notice to be delivered to the Company.

101.

New Cotai may, for so long as it has the right to appoint at least one Director pursuant to Article 100, appoint a Director (who is already a member of the Board and appointed pursuant to Article 100) to sit on any committee of the Board (other than (i) a committee formed to evaluate a transaction between the Company and New Cotai or its Affiliates or (ii) a committee that the Board has determined as a matter of good corporate governance should be comprised solely of independent directors and, at such time, no Director appointed by New Cotai is independent under applicable stock exchange rules), to the extent any such appointment is not prohibited by Applicable Laws or the listing or exchange rules of any stock exchange on which the Securities are listed; provided, however, that a simple majority will be sufficient to approve such committees’ decisions and, provided further, that such Director will not be required to form a quorum at meetings of any committee so long as due notice of the meeting has been provided.

102.

Subject to Article 103, New Cotai may remove any Director or Observer appointed under Article 100 or remove from any committee any Director appointed by it to such committee under Article 101 by notice to the Company.

103.	Any notice under Articles 100, 101 or 102 shall be signed by New Cotai.

104.

In determining the number of Securities held by New Cotai at the relevant time for purposes of any threshold in Articles 100 through 103, including for purposes of the New Cotai Original Share Amount, Securities held by the Minority Members shall be deemed to be held by New Cotai.

105.	New Cotai’s rights under Articles 100 through 104 shall terminate at such time when New Cotai no longer holds at least 5 per cent of the Securities in issue.

DIRECTORS

106.

(1)

The maximum number of Directors shall be 11. For so long as shares or ADSs are quoted on the NYSE, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the NYSE Rules require.

(2)	Each Director shall hold office until the expiration of his term, or until his earlier death, resignation or removal, and until his successor shall have been elected or appointed.

(3)

The Company may by Ordinary Resolution appoint any person to be a Director either to fill a vacancy on the Board or as an addition to the existing Board up to the maximum number of Directors permitted under Article 106(1), subject to Articles 96 through 103.

(4)

The Directors may by the affirmative vote of a majority of the Directors appoint any person to be a Director either to fill a vacancy on the Board or as an addition to the existing Board up to the maximum number of Directors permitted under Article 106(1), subject to Articles 96 through 103.

(5)

The Board of Directors shall have a Chairman of the Board of Directors (the “Chairman”) elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office shall also be determined by a majority of all the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. If the Chairman is not present at a meeting of the Board of Directors within 15 minutes after the time appointed for holding the meeting, then the attending Directors may, by the affirmative vote of a majority of such Directors, choose one of their number to be the chairman of the meeting.

(6)

Neither a Director nor an alternate Director shall be required to hold any shares of the Company by way of qualification and a Director or alternate Director (as the case may be) who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting (including class meetings) of the Company.

(7)	No person shall be appointed as a Director of the Company unless he has consented in writing to act as a Director.

(8)	A director may be removed from office by Special Resolution.

107.

The Board may, from time to time, and except as required by applicable law or the listing rules of the recognised stock exchange or automated quotation system where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

OBSERVER

108.	An Observer shall be entitled to attend each meeting of the Board but shall not be entitled to vote at meetings of the Board.

109.	An Observer shall be given the same notice of each meeting of the Board, at the same time and in the same form, as given to the Directors.

110.

An Observer shall be provided with all of the information provided to Directors in the same form and at the same time as such information is provided to the Directors, including all board packs, agendas and any information to be presented to the Board.

ALTERNATE DIRECTOR

111.

Subject to the prior approval of the Board of Directors, any Director (the “Appointing Director”) (other than any independent Director under applicable stock exchange rules) may in writing appoint another person, whether or not a Director, to be his alternate to act in his place for such period of time as the Appointing Director is unable to attend meetings and/or otherwise discharge his duties as a Director. Each such alternate shall be entitled to a notice of each meeting of the Directors that is convened during his period of appointment (each an “Affected Meeting”), to attend and vote thereat as a Director and to sign written resolutions on behalf of the Appointing Director (except to the extent such resolutions are signed by the Appointing Director). Where a Director is also an alternate for another Director, such Director shall have a separate vote on behalf of the Appointing Director he is representing in addition to his own vote. Under no circumstances shall the appointment of an alternate Director be construed as an effective appointment of the alternate Director to any other position or office of the Appointing Director. An alternate Director may be removed at any time by the relevant Appointing Director or the Board of Directors and, subject thereto, the office of alternate Director shall continue until the date on which the relevant Appointing Director ceases to be a Director.    Any appointment or removal of an alternate Director by the Appointing Director shall be effected by notice signed by the Appointing Director and delivered to the Office or head office at least 48 hours prior to the Affected Meeting at which such appointment is to take effect. For the avoidance of doubt, such notice period shall not apply to the removal of an alternate Director by the Board of Directors. Subject to the Law, an alternate Director shall not be deemed to be an officer of the Company solely as a result of his appointment as an alternate Director. The remuneration of an alternate Director shall be payable by the Appointing Director out of the remuneration of the relevant Appointing Director and the proportion thereof shall be agreed between them.

DIRECTORS’ FEES AND EXPENSES

112.

The Company shall: (i) pay the reasonable expenses properly incurred by Directors in relation to the business of the Group, including accommodation expenses in travelling to and from meetings of the Board or any committee of the Board, any Group Company, or any committee of any such company, and provided such expenses are supported by valid receipts; and (ii) pay the cost of any insurance policies taken out by the Company in respect of the Directors. Notwithstanding the foregoing, no Director that is not independent within the meaning of the listing or exchange rules of any stock exchange on which the Class A Ordinary Shares are listed is entitled to be paid any fees in connection with his or her appointment or role as a Director.

113.

Each Director shall be entitled to be repaid or prepaid all reasonable expenses properly incurred in relation to the business of the Group, including travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board of Directors or committees of the Board of Directors or general meetings or separate meetings of any class of shares or of debentures of any Group Company or any committee of any Group Company or otherwise in connection with the discharge of his duties as a Director; in each case, provided such expenses are supported by valid receipts.

114.

Any independent Director within the meaning of the listing or exchange rules of any stock exchange on which the Class A Ordinary Shares are listed who, by request from the Board of Directors, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board of Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

POWERS AND DUTIES OF DIRECTORS

115.

Each Director shall be required to have regard to, and act in the best interests of, the Company and all of its Members; provided that, to the maximum extent permitted by law and without detracting from or limiting the foregoing obligation, Directors shall be permitted to also have regard to the interests of the Member that appointed that Director and such Member’s Affiliates in carrying out his or her duties as a Director or a director of any Subsidiary to the extent that those interests are consistent with the best interests of the Company and all of its Members.

116.

Subject to the provisions of the Law, these Articles and to any resolutions made in general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. The Directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board of Directors by any other Article.

117.

Subject to these Articles, the Directors may from time to time appoint any person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of, chief executive officer, president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or otherwise or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any person so appointed by the Directors may be removed by the Directors.

118.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

119.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

120.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of such persons. Any committee, local board or agency so formed shall in the exercise of the powers delegated to it by the Directors conform to any regulations that may be imposed on it by the Directors.

121.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby PROVIDED THAT for any committee for which a director appointed by New Cotai is a member, the quorum necessary for the transaction of business at a meeting of such committee shall not include the Director appointed by New Cotai so long as due notice of the meeting has been provided.

122.	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested in them.

123.

All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board of Directors shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board of Directors shall from time to time determine.

124.	The following actions require the resolution approved by a supermajority of at least two-thirds of the vote of Directors at the board meeting:-

(a) subject	to Article 185(2), any voluntary dissolution or liquidation of the Company; and

(b) the	sale of all or substantially all of the assets of the Company.

BORROWING POWERS OF DIRECTORS

125.

Subject to any express limitations set out in the Participation Agreement, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of its undertaking, property and uncalled capital or any part thereof, and subject to the Law to issue debentures, debenture shares and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

126.

(1) The Company shall have one or more Seals, as the Board of Directors may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board of Directors may approve. The Board of Directors shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board of Directors or of a committee of the Board of Directors authorised by the Board of Directors in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board of Directors may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board of Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in any manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board of Directors previously given.

(2) Where the Company has a Seal for use abroad, the Board of Directors may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board of Directors may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

DISQUALIFICATION OF DIRECTORS

127.

If the number of Directors appointed by a person under Articles 96, 97, 100 or 101 is greater than the number of Directors entitled to be appointed by that person under the relevant Article, then that person shall, within two business days of ceasing to be so entitled, give notice to the Company removing that number of Directors in excess of its entitlement.

128.

If any person to whom Article 127 applies does not give notice removing the required number of Directors within the period specified in that clause, any person entitled to appoint a Director under Articles 96, 97, 100 or 101 may give such a notice removing any such Directors.

129.	The office of Director shall be vacated if:

(a)	a Director resigns his office by notice in writing to the Company;

(b)	a Director dies;

(c)

an order is made by any competent court or official on the grounds that a Director is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and a majority of the Directors resolve that his office be vacated;

(d)

without leave, a Director is absent from meetings of the Board of Directors (unless an alternate Director appointed by him attends in his place) for a continuous period of 6 months, and a majority of the Directors resolve that his office be vacated;

(e)	a Director becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(f)	a Director ceases to be or is prohibited from being a Director by law or by virtue of any provisions in these Articles;

(g)

a Director is removed from office by notice in writing served upon him signed by not less than a majority in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office; provided that a Director appointed by a Member may only be removed by that Member pursuant to Articles 96 through 103 and Articles 127 and 128; or

(h)	a Director is removed from office pursuant to Article 98 or 102.

REGISTER OF DIRECTORS AND OFFICERS

130.

The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of Companies of any change that takes place in relation to such Directors and Officers as required by the Law.

PROCEEDINGS OF DIRECTORS

131.

The Directors may meet together (either within or outside the Cayman Islands) to conduct business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second casting vote. A Director may, and a Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least two clear days’ notice in writing to every other Director, alternate Director and Observer.

132.

A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

133.

The quorum necessary for the transaction of the business of the Directors shall be no less than a majority in number (or, if that is not a round number, the nearest lower round number) of the Directors entitled to vote at the meeting. Where a Director has appointed an alternate Director in accordance with Article 111 in respect of any Affected Meeting, the alternate Director shall be counted in place of the Appointing Director for the purposes of determining whether or not a quorum is present at the Affected Meeting. Any Director may attend a meeting acting for himself and as an alternate for any other Director(s) and in such circumstances in calculating the quorum, that Director shall be counted in his personal capacity and for each such alternate appointment.

134.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration and may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted.

135.

A Director may hold any other office, position or place of profit with the Company (other than the office of auditor) in conjunction with his office of Director for such period and, subject to Article 134, on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified from holding office by contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he is to be appointed to hold any such office, position or place of profit with the Company or whereat the terms of any such appointment are to be approved or arranged and he may vote on any such appointment or arrangement.

136.

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

137.

Any Director who ceases to be a Director at a Board of Directors meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

138.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

139.

When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

140.

A resolution in writing signed by (i) all the Directors (except those who have appointed an alternate Director in accordance with Article 111, if any), and (ii) all the alternate Directors appointed in accordance with Article 111, if any, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

141.

The continuing Director(s) may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Director(s) may act for the purpose of increasing the number of Directors, or of summoning a general meeting of the Company, but for no other purpose.

142.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within half an hour after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

143.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

144.

All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

145.

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person promptly after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

146.

Subject to Article 11(e) or Article 12(e) and any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Class A Ordinary Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

147.

Notice of any dividend that may have been declared shall be given to each Member holding Class A Ordinary Shares or Class B Ordinary Shares and all dividends unclaimed for one year after having been declared may be forfeited by resolution of the Directors for the benefit of the Company. For the avoidance of doubt, this Article 147 shall not require a separate or duplicate notice to be provided to a Member holding Class B Ordinary Shares to the extent such Member is already entitled to receive a substantially similar notice as a Participant under the Participant Agreement.

148.

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

149.

Any dividend may be paid by cheque sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

150.	The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

151.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the par value of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

152.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

153.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

BOOK OF ACCOUNTS

154.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

155.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

156.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

157.

The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

ANNUAL RETURNS AND FILINGS

158.	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Law.

AUDIT

159.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

160.

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

161.

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

162.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

OFFICERS AND AGENTS

163.

Subject to Article 117, the Company may have a Chief Executive Officer, one or more Vice Presidents and Chief Financial Officer, President, a Secretary or Secretary-Treasurer appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time decide.

164.

The Officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of the Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and general meetings, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

165.

The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of the Directors. Any vacancy occurring in any office of the Company may be filled by resolution of the Directors.

166.

The directors may, by a resolution of the Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the resolution of the Directors appointing the agent. The resolution of the Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The Directors may by resolution of the Directors remove an agent appointed by the Company and may revoke or vary a power conferred on him.

CONFLICT OF INTERESTS

167.

A Director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors of the Company.

168.

For the purposes of Article 167, a disclosure to all other Directors to the effect that a Director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

169.	Subject to compliance with Article 167 and Article 134, a Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

and, subject to compliance with the Law shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

CAPITALISATION OF RESERVES

170.	Subject to the Law and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted pro rata to Members credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

171.

The Directors shall in accordance with Section 34 of the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

172.

There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Law, out of capital.

NOTICES

173.

Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to such Member at his address as appearing in the Register or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website provided that the Company has obtained the Member’s prior express positive confirmation in writing to receive notices in such manner. In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the Register and notice so given shall be sufficient notice to all the joint holders.

174.

Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

175.

Any notice or other document, if served by (a) post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five clear days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or (b) facsimile, shall be deemed to have been served upon confirmation of receipt, or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier or (d) electronic means as provided herein shall be deemed to have been served and delivered at the expiration of 24 hours after the time it was sent.

176.

Any notice or document delivered or sent to any Member pursuant to these Articles shall notwithstanding that such Member be then deceased and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such Member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

INFORMATION

177.

No Member shall be entitled to require discovery of any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Company to communicate to the public.

178.

The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

179.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall to the fullest extent permitted by Law be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. For the avoidance of doubt, the Company may enter into an agreement with any Director or officer of the Company in respect of indemnification or exculpation in terms of which differ from the provisions of this Article.

180.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.

181.

The Company may purchase and maintain insurance in relation to any person who is or was a Director, Officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, Officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, that provides a level of coverage consistent with that maintained by similarly sized companies that engage in activities similar to those undertaken by the Group, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

NON-RECOGNITION OF TRUSTS

182.

No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register.

FINANCIAL YEAR

183.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

184.

A resolution that the Company be wound up by the court or be wound up voluntarily shall be a Special Resolution, except where the Company is to be wound up voluntarily because it is unable to pay its debts as they may fall due in which event the resolution shall be an Ordinary Resolution.

185.

(1) Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the holders of Class A Ordinary Shares (but not the holders of Class B Ordinary Shares) of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such holders of Class A Ordinary Shares (but not the holders of Class B Ordinary Shares) in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the holders of Class A Ordinary Shares (but not the holders of Class B Ordinary Shares) as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the holders of Class A Ordinary Shares (but not the holders of Class B Ordinary Shares) in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(2)

If the Company shall be wound up (whether the liquidation is voluntary or compelled by the court) the liquidator may, with the authority of an Ordinary Resolution and any other sanction required by the Law, divide among the holders of Class A Ordinary Shares (but not the holders of Class B Ordinary Shares) in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the holders of Class A Ordinary Shares (but not the holders of Class B Ordinary Shares). The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the holders of Class A Ordinary Shares (but not the holders of Class B Ordinary Shares) as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

186.

Subject to the Law and the rights attaching to the various classes of shares (including pursuant to Article 29), the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

UNSUITABLE PERSONS AND SALE OR COMPULSORY REDEMPTION

187.

(1) In the event that the Company or any Affiliate of the Company receives a written notice (“Gaming Authority Notice”) from a Gaming Authority to whose jurisdiction the Company or any Affiliate of the Company is subject, setting out the name of a Person who is considered by a Gaming Authority to be an Unsuitable Person, then forthwith upon the Company serving a copy of such Gaming Authority Notice on the relevant parties, and until the shares Owned or Controlled by such Person or its Affiliate are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall: (i) either sell or transfer all of the shares to a Person who is not an Unsuitable Person, or allow the redemption or repurchase of the shares by the Company on such terms, including the Redemption Price, and in such manner as the Directors may determine and agree with the Member, within such period of time as may be specified by a Gaming Authority; (ii) not be entitled to receive any dividend (save, to the extent not prohibited by the Law and the Gaming Authority Notice, for any dividend declared prior to any receipt of any Gaming Authority Notice under this Article but not yet paid), interest or other distribution of any kind with regard to the shares; (iii) not be entitled to receive any remuneration in any form from the Company or a Subsidiary for services rendered or otherwise, and/or (iv) not be entitled to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such shares. In this Article, “relevant parties” means the Person considered by the Gaming Authority to be Unsuitable to be a Member, any intermediaries or representatives of such Person, any entities through which such Person holds an interest in shares of the Company, or any other third parties to whom disclosure of the aforementioned notice of the Gaming Authority is necessary or expedient.

(2)

Subject to Applicable Laws and regulations, shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to compulsory redemption by the Company, out of funds legally available therefor, by a resolution of the Board of Directors, to the extent required by the Gaming Authority making the determination of Unsuitability or to the extent deemed necessary or advisable by the Board of Directors having regard to relevant Gaming Laws. If a Gaming Authority directly or indirectly requires the Company, or if the Board of Directors deems it necessary or advisable, to redeem the shares of a Member under this Article, the Company shall give a Redemption Notice to such Member and shall redeem on the Redemption Date the number of shares specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice. Upon such compulsory redemption under this Article being exercised by the Company against a Member, such Member will be entitled to receive the Redemption Price in respect of his shares so redeemed, and from the day on which such compulsory redemption is effected, shall have no other Member’s rights except the right to receive the Redemption Price and, to the extent not prohibited by the Law and any Gaming Authority Notices, the right to receive any dividends declared prior to any receipt of any Gaming Authority Notice under these Articles but not yet paid provided however that upon service of a copy of the Gaming Authority Notice on any relevant party, such Member’s rights will be limited upon such service of the Gaming Authority Notice as provided in paragraphs (i) to (iv) of the preceding Article.

(3)

If any shares of the Company are held in a street name, by a nominee, an agent or in trust, the holder of the shares entered in the Register may be required by the Company to disclose to it the identity of the beneficial owner of the shares. The Company may thereafter disclose the identity of the beneficial owner to a Gaming Authority. Each holder of the shares entered in the Register shall render maximum assistance to the Company in determining the identity of the beneficial owner of the relevant shares. A failure of a holder of the shares entered in the Register to disclose the identity of the beneficial owner of shares shall enable the Directors to make a finding of Unsuitability if so required by a Gaming Authority.

(4)

Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Company and its Affiliates for any and all losses, costs, and expenses, including legal fees, incurred by the Company and its Affiliates as a result of, or arising out of, such Unsuitable Person’s or Affiliate’s continuing Ownership or Control of shares, the neglect, refusal or other failure to comply with this Article, or failure to promptly divest itself of any shares when required by the Gaming Laws or this Article.

REGISTRATION BY WAY OF CONTINUATION

188.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

189.	The Company may merge or consolidate in accordance with the Law.

DISCLOSURE

190.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to the NYSE or any other any stock exchange on which the shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

SUPREMACY OF INITIAL SHAREHOLDERS AGREEMENT

191.

For so long as the Initial Shareholders Agreement has not been terminated or amended and restated by a binding agreement: (a) all of the provisions relating to the Company contained or referred to in the Initial Shareholders Agreement are hereby incorporated into these Articles, (b) if any provisions of these Articles are at any time inconsistent with any of the provisions of the Initial Shareholders Agreement, the provisions of the Initial Shareholders Agreement shall prevail as between the Members only to the extent of that inconsistency, and (c) at the written request of any party to the Initial Shareholders Agreement, the Members shall exercise all voting and other rights and powers available to them to procure the amendment of these Articles to the extent necessary to enable the control, direction, business and affairs of the Company to be carried out in accordance with the Initial Shareholders Agreement.

192.

Notwithstanding anything to the contrary set forth in the Memorandum of Association and these Articles (including but not limited to Article 191) or the Initial Shareholders Agreement, Article 191 shall be of no further effect upon the consummation of an initial public offering of ADSs representing the Class A Ordinary Shares.

CORPORATE OPPORTUNITY

193.

To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. For the purposes of this Article, an “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any Director or alternate Director (each a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person in such Covered Person’s position, role, title, activities in his or her capacity as, or duties in respect of the Company as, a Director or alternate Director. Notwithstanding the foregoing, the Company may pursue and/or participate in an Excluded Opportunity with the consent of the Covered Person who has received, acquired, created, developed or otherwise come into the possession of such Excluded Opportunity.